Exhibit 99.1

Investor Relations: The IGB Group Leon Berman 212-477-8438 lberman@igbir.com	Media Contact: Joele Frank, Wilkinson Brimmer Katcher Jon Keehner / Kate Thompson / Lyle Weston 212-355-4449

FOR IMMEDIATE RELEASE

Compass Diversified Announces Sale of Advanced Circuits

New Publicly-Listed One-Stop Shop Platform Offers Unique Combination of Products and Services

WESTPORT, Conn. – October 14, 2021 – Compass Diversified (NYSE: CODI) (“CODI”), an owner of leading middle market businesses, today announced it has entered into a definitive agreement (the “Agreement”) to sell its majority owned subsidiary, Compass AC Holdings, Inc., the parent company of Advanced Circuits, Inc. (“Advanced Circuits” or “the Company”), to Tempo Automation, Inc. (“Tempo Automation”), the world’s leading software-accelerated electronics manufacturer. In connection with the Agreement, Tempo Automation has announced its entry into a definitive merger agreement for a business combination with ACE Convergence Acquisition Corp. (“ACE”), a special-purpose acquisition company focused on the Industrial and Information Technology sectors. Upon closing of the transaction, the combined operating entity will be renamed “Tempo Automation Holdings, Inc.” (“Tempo”), and shares of its common stock are expected to trade on Nasdaq under the ticker symbol “TMPO.”

Under the terms of the Agreement, CODI and the other selling shareholders will receive consideration in the amount of $310 million, composed of $240 million in cash and $70 million in Tempo common stock upon the closing of the transaction, excluding certain working capital and other adjustments. In addition, CODI and the other selling shareholders may receive $30 million in additional Tempo common stock within five years, subject to Tempo stock price performance. CODI anticipates the proceeds will be used to repay all or a portion of outstanding revolver borrowings and for general corporate purposes.

“Advanced Circuits has established itself as an industry leader in the PCB fabrication and assembly space, and we are tremendously proud of the growth the company has achieved during our ownership,” said Elias Sabo, CEO of CODI. “Our unique permanent capital structure has allowed us the time and flexibility to take a long-term approach to value creation, consistently investing in Advanced Circuits’ operations and capabilities. John and Jeff Yacoub and the rest of the talented management team have been excellent partners throughout our entire 15-year relationship. We believe this transaction delivers immediate value to CODI shareholders while enabling us to participate in the potential upside of this compelling combination.”

Sabo continued: “We believe in the Tempo team’s vision and in the long-term benefits of bringing together high-quality companies in the industry to redefine the customers’ journey from prototype to production. Together, we believe the combined, publicly-listed company will be positioned as an industry leader – representing a new one-stop shop platform for customers who are looking to innovate and bring new electronic products to market. Leveraging design and development capabilities, PCB production and assembly and breakthrough, software-automated PCBA manufacturing, the unique combination of products and services offers significant potential for customer acquisition and entrance into new vertical markets.”

“We are grateful to the CODI team for their support and partnership over the past 15 years in helping us reach this exciting milestone,” said John Yacoub, CEO of Advanced Circuits. “As a part of this new and expanded platform, we believe we can bolster our leading market position and propel the business into its next phase of growth, and we are confident it will grant us new opportunities to serve our customers with the responsiveness, timely delivery and high-quality custom products they expect from us.”

The closing of the Advanced Circuits transaction is subject to customary terms and conditions, including regulatory approval, and is expected to occur in the first quarter of 2022.

ACE and Tempo Automation today issued a separate press release announcing their transaction.

Cowen and Company, LLC is acting as financial advisor and Paul Hastings LLP is acting as legal counsel to CODI.

About Compass Diversified (“CODI”)

CODI owns and manages a diverse set of highly defensible North American middle market businesses. Each of its current subsidiaries is a leader in its niche market.

Leveraging its permanent capital base, long-term disciplined approach and actionable expertise, CODI maintains controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. CODI provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in its long-term growth and has consistently generated strong returns through its culture of transparency, alignment and accountability.

Our ten majority-owned subsidiaries are engaged in the following lines of business:

•	The design and marketing of purpose-built technical apparel and gear serving a wide range of global customers (5.11);

•	The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•	The design and manufacture of custom packaging, insulation and componentry (Altor Solutions);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	The design and marketing of dialed based fit systems delivering a scientifically proven performance advantage for athletes (BOA Technology);

•	The design and marketing of wearable baby carriers, strollers and related products (Ergobaby);

•	The design, manufacture, and marketing of high-end, one-of-a-kind jewelry (Lugano Diamonds);

•	The design and manufacture of baseball and softball equipment and apparel (Marucci Sports);

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The manufacture and marketing of portable food warming systems used in the foodservice industry, creative indoor and outdoor lighting, and home fragrance solutions for the consumer markets (Sterno); and

•	The design, manufacture and marketing of airguns, archery products, optics and related accessories (Velocity Outdoor).

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the sale of Advanced Circuits (the “Advanced Circuits Transaction”), the proposed business combination between Tempo Automation and ACE (the “Proposed Business Combination”) and the future performance of combined enterprise. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “assuming,” and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to, (i) the risk that the Advanced Circuits Transaction may not be completed in a timely manner or at all, (ii) inability to obtain, delays in obtaining, or the imposition of burdensome conditions imposed in connection with obtaining regulatory approval and the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement entered into for the Advanced Circuits Transaction, (iii) the risk that the Proposed Business Combination may not be completed in a timely manner or at all, (iv) the effect of the announcement or pendency of the Advanced Circuits Transaction and the Proposed Business Combination on the Company’s or Tempo’s business relationships, performance, and business generally, (v) risks that the Advanced Circuits Transaction and the Proposed Business Combination disrupts current plans of the Company and Tempo and potential difficulties in Company and Tempo employee retention as a result of the transactions contemplated by the Advanced Circuits Transaction and the Proposed Business Combination, (vi) the outcome of any legal proceedings that may be instituted against Tempo or against ACE related to the agreement and plan of merger or the Proposed Business Combination, (vii) the ability to maintain the listing of ACE’s securities on The Nasdaq Stock Market LLC, (viii) the price of ACE’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Tempo plans to operate, variations in performance across competitors, changes in laws and regulations affecting Tempo’s business and changes in the combined capital structure, (ix) the ability to implement business plans, forecasts, and other expectations after the completion of the Advanced Circuits Transaction and the Proposed Business Combination, and identify and realize additional opportunities, (x) the risk of downturns in the highly competitive industry in which the Company and Tempo operate, (xi) the impact of the global COVID-19 pandemic, (xii) the enforceability of Tempo’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security, (xiii) the ability of Tempo to protect the intellectual property and confidential information of its customers, (xiv) the risk of downturns in the highly competitive additive manufacturing industry, and (xv) other risks and uncertainties described in the risk factor discussion in the Form 10-K filed by CODI with the U.S. Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2020 and other filings with the SEC and described in ACE’s registration statement on Form S-1 (File No. 333-239716), which was originally filed with the SEC on July 6, 2020 (the “Form S-1”), and other filings by ACE with the SEC. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the Proposed Business Combination, ACE will file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a preliminary proxy statement to be distributed to holders of ACE’s ordinary shares in connection with ACE’s solicitation of proxies for the vote by ACE’s shareholders with respect to the Proposed Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of securities to be issued to Tempo Automation stockholders in connection with the Proposed Business Combination. After the Registration Statement has been filed and declared effective, ACE will mail a definitive proxy statement, when available, to its shareholders. The Registration Statement will include information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to ACE’s shareholders in connection with the Potential Business Combination. ACE will also file other documents regarding the Proposed Business Combination with the SEC. Before making any voting decision, investors and security holders of ACE and Tempo are urged to read the Registration Statement, the proxy statement/prospectus contained therein, and all other relevant documents filed or that will be filed with the SEC in connection with the Proposed Business Combination as they become available because they will contain important information about the Proposed Business Combination.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by ACE through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by ACE may be obtained free of charge from ACE’s website at www.acev.io or by written request to ACE at ACE Convergence Acquisition Corp., 1013 Centre Road, Suite 403S, Wilmington, DE 19805.

Participants in Solicitation

CODI, the Company, Tempo Automation and ACE and their respective directors and officers may be deemed to be participants in the solicitation of proxies from ACE’s shareholders in connection with the Proposed Business Combination. Additional information regarding the interests of those persons and other persons who may be deemed participants in the Proposed Business Combination may be obtained by reading the proxy statement/prospectus regarding the Proposed Business Combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Important Information for Investors

This press release shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Business Combination. This press release shall also not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.